                                                                     EXHIBIT 23

                                  AUDITORS' CONSENT


The Board of Directors
General Mills, Inc.:

    We consent to incorporation by reference in the Registration Statements (Nos. 2-49637, 33-56032 and 333-00745) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-66320, 2-91987, 2-95574, 33-24504, 33-27628, 33-
32059, 33-36892, 33-36893, 33-50337 and 33-62729) on Form S-8 of General Mills,
Inc. of our reports dated June 26, 1996, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 26, 1996 and May 28, 1995 and the related consolidated statements of earnings, cash flows and related financial statement schedule for each of the fiscal years in the three-year period ended May 26, 1996, which reports are included or incorporated by reference in the May 26, 1996 annual report on Form 10-K of General Mills, Inc.

    Our report covering the basic consolidated financial statements refers to changes in the method of accounting for investments in debt and equity securities in fiscal 1995 and postemployment benefits and income taxes in fiscal 1994.

                                       KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 22, 1996